EXHIBIT 99.1

FIRST AMENDMENT TO CONTRACT OF SALE

          THIS FIRST AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is made as of June 3, 2005 by and between FARM TECH CORPORATION, a Delaware corporation with an address of 765 Old Saw Mill River Road, Tarrytown, New York 10591 (“Seller”) and WINSTANLEY ENTERPRISES LLC, a Delaware limited liability company with an address of 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742 (“Purchaser”).

BACKGROUND:

          A.          Seller and Purchaser entered into a Contract of Sale dated April 5, 2005 (as amended, the “Agreement”) whereunder Seller agreed to sell and Purchaser agreed to buy the real property known as 400 Farmington Avenue, Connecticut (the “Property”).

          B.          Seller and Purchaser desire to amend the Agreement to extend the contingency period, as more particularly set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

          2.          The Contingency Period is hereby changed to June 17, 2005.

          3.          The Closing Date shall be on or before June 30, 2005.

          4.          As amended hereby, the Agreement is ratified and confirmed.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.

          5.          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  This Agreement shall become effective when duly executed and delivered by all parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Contract of Sale as of the date written above.

FARM TECH CORPORATION

By:	/s/ SHEPARD GOLDBERG

Shepard Goldberg
Chief Executive Officer

WINSTANLEY ENTERPRISES LLC

By:	/s/ CARTER WINSTANLEY

Carter J. Winstanley
Its Manager

2